Exhibit 32.2
SECTION 906 CERTIFICATION PURSUANT OF PRINCIPAL FINANCIAL OFFICER
AMERICAN NATIONAL INSURANCE COMPANY
In connection with the Quarterly Report of American National Insurance Company (the “Company”) on Form 10-Q for the quarter ending June 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John J. Dunn, Corporate Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge, that:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John J. Dunn, Jr.
John J. Dunn, Jr.
Corporate Chief Financial Officer (Principal Financial Officer)
Dated: August 5, 2011
The foregoing certifications are being furnished as an exhibit to the Report pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and, accordingly, are not being filed as part of the Report for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and are not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.